UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report: July 17, 2012
 (Date of earliest event reported)

Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Rd (Address of principal executive offices)	78746 (Zip Code)

512-437-2700 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The attached presentation will be provided at future investor presentations, including but not limited to the presentation at the South Florida Stock & Bond Club event on Wednesday, July 18, 2012 in Boca Raton, Florida.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	‘Q3 2012 Investor Deck – Asure Software Inc.pptx

The information contained in this report (including items 7.01 and 9.01) and the exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The information set forth herein, or in the exhibit, shall not be deemed an admission as to the materiality of any information herein or in the exhibit that is required to be disclosed to satisfy the requirements of Regulation FD.

About Asure

Asure Software, Inc. (ASUR), headquartered in Austin, Texas, offers intuitive and innovative technologies that enable companies of all sizes and complexities to operate more efficiently. The company ensures a high-performing work environment by integrating its "keep it simple" solutions and expertise to more than 11,000 clients worldwide. Asure Software's suite of solutions range from time and attendance workforce management solutions to asset optimization and meeting room management. For more information, please visit www.asuresoftware.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements in this disclosure regarding Asure’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2012	ASURE SOFTWARE, INC. By: /s/ David Scoglio David Scoglio Chief Financial Officer